Exhibit 1



January 15, 1996



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Washington Scientific Industries, Inc. dated January 15, 1996.

Yours truly,




/s/  Deloitte & Touche LLP